SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               INTEGON CORPORATION
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Delaware                                 13 3559471
---------------------------------------      ----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              500 West Fifth Street
                       Winston-Salem, North Carolina 27152
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)



         Securities to be registered pursuant to Section 12(b) of the Act:

                              Stock Purchase Rights
               --------------------------------------------------
                                (Title of Class)


         Securities to be registered pursuant to Section 12(g) of the Act:

                                       None

C-409084.12354.01018

         Item 1.   Description of Registrant's Securities to be Registered

              On January 22, 1997, the Board of Directors of Integon Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The dividend is payable on February 11, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 22, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), as the same may be amended from time to time (the "Rights Agreement").

              Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), with certain exceptions set forth below, has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. An Acquiring Person does not include (A) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company, (B) any person that would be deemed an "Acquiring Person" upon the adoption of the Rights Agreement, unless and until such person acquires beneficial ownership of any additional shares of Common Stock after the date of the Rights Agreement, or (C) any person whose beneficial ownership of 20% or more of the outstanding shares of Common Stock results from an acquisition of shares of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such person to 20% or more of the shares of Common Stock then outstanding, unless such person thereafter become the beneficial owner of any additional shares of Common Stock and upon the consummation of such acquisition such person beneficially owns 20% or more of the shares of Common Stock then outstanding. In addition, if the Board determines that a person or group of affiliated or associated persons who otherwise would be an Acquiring Person became so inadvertently, and such person promptly divests sufficient shares so that the 20% ownership eases, such person will not be deemed an Acquiring Person.

C-409084.12354.01018

              The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

              The Rights are not exercisable until the Distribution Date. The Rights will expire on January 22, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

              The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
         (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

              The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

              Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Unless otherwise provided in connection with the creation of a subsequent series of preferred stock, the Preferred Stock will be subordinate to any other series of the Company's preferred stock. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of the liquidation of the Company, the holders of the Preferred Stock will be entitled to receive a minimum liquidation payment of $1000.00 per share (plus any accrued but unpaid dividends)


C-409084.12354.01018
         but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of
         Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

              In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon exercise of a Right at the then current Purchase Price, that number of shares of Common Stock (or other securities or property) having a market value of two times the Purchase Price. The Board may also cause the automatic exchange of each Right (other than those held by the Acquiring Person) for one share of Common Stock (or, at the Board's option, one one-thousandth of a share of Preferred Stock) after any person or group of affiliated or associated persons becomes an Acquiring Person but prior to the Acquiring Person becoming the beneficial owner of 50% of the Common Stock.

              If there is an insufficient number of authorized but unissued shares of Common Stock (or Preferred Stock) to permit the full exchange of Rights, then debt or equity or other assets of Integon or a subsidiary may be issued in lieu of Common Stock (or Preferred Stock) and the Purchase Price may be adjusted.

              In the event that, after a person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

              At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may cause the Company to exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-thousandth of a share of Preferred Stock, or shares of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right, subject to adjustment.


C-409084.12354.01018

              No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

              At any time prior to the earlier of (i) the tenth day after the time that a person or group of affiliated or associated persons has become an Acquiring Person (subject to extension by the Board of Directors, with the approval of a majority of the two-third majority of the Board) and (ii) the Final Expiration Date, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish, and, after a person or group of affiliated or associated persons becomes an Acquiring Person, certain circumstances shall require the concurrence of a two-thirds majority of the Board of Directors. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

              For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of 0.001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights. Amendments to the Rights Agreement after a person or group of affiliated or associated persons becomes an Acquiring Person require the approval of a two-thirds majority of the Board of Directors.

              Until a Right is exercised, the holder thereof, as such, will have
         no  rights  as  a  stockholder  of  the  Company,  including,   without
         limitation, the right to vote or to receive dividends.

              As of January 22, 1997, there were 15,736,121 shares of Common Stock issued and outstanding, 2,480,000 shares reserved for issuance pursuant to employee benefit plans and 3,772,966 shares reserved for issuance upon conversion of the Company's $3.875 Convertible Preferred Stock. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

              The Rights Agreement is filed herewith as Exhibit 4, and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time.

C-409084.12354.01018

         Item 2.   Exhibits

         Exhibit No.         Description
         ----------          -----------
                 4 Rights Agreement, dated as of January 22, 1997 between the Company and First Chicago Trust Company of New York, as Rights Agent, including the form of Articles of Amendment with respect to the Series A Junior Participating Preferred Stock, included as Exhibit A to the Rights Agreement, and the forms of Rights Certificate and of Election to Exercise, included as Exhibit B to the Rights Agreement.























         C-409084.12354.01018

                                     SIGNATURE


              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       INTEGON CORPORATION



                                       By:   /s/  John B. Yorke
                                       -----------------------
                                       John B. Yorke
                                       Vice President, Corporate General Counsel
                                       and Secretary


         Date:  January 31, 1997





C-409084.12354.01018

                                   EXHIBIT INDEX


Exhibit No.             Description
-----------             -----------

4                       Rights Agreement, dated as of
                        January 22, 1997, between Integon
                        Corporation (the "Company") and
                        First Chicago Trust Company of New
                        York, as Rights Agent, including the
                        form of Articles of Amendment with
                        respect to the Series A Junior
                        Participating Preferred Stock of the
                        Company, included as Exhibit A to
                        the Rights Agreement, and the forms
                        of Rights Certificate and of Election
                        to Exercise, included as Exhibit B to
                        the Rights Agreement.





C-409084.12354.01018

                                  RIGHTS AGREEMENT

                                     dated as of

                                  January 22, 1997

                                       between

                                 INTEGON CORPORATION

                                         and

                       FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                   as Rights Agent











C-363972.12354.01018

                                 TABLE OF CONTENTS
                                                                         Page
                                                                         -----

Section 1.     Certain Definitions                                         2

Section 2.     Appointment of Rights Agent                                 8

Section 3.     Issue of Right Certificates                                 8

Section 4.     Form of Right Certificates                                  11

Section 5.     Countersignature and Registration                           13

Section 6.     Transfer, Split Up, Combination and Exchange of
               Right Certificates; Mutilated, Destroyed, Lost
               or Stolen Right Certificates                                14

Section 7.     Exercise of Rights, Purchase Price; Expiration
               Date of Rights                                              15

Section 8.     Cancellation and Destruction of Right Certificates          19

Section 9.     Availability of Shares of Preferred Stock                   20

Section 10.    Preferred Stock Record Date                                 22

Section 11.    Adjustment of Purchase Price, Number and Kind of
               Shares or Number of Rights                                  23

Section 12.    Certificate of Adjusted Purchase Price or
               Number of Shares                                            38

Section 13.    Consolidation, Merger or Sale or Transfer of Assets
               or Earnings Power                                           39

Section 14.    Fractional Rights and Fractional Shares                     44

Section 15.    Rights of Action                                            46

Section 16.    Agreement of Right Holders                                  47

Section 17.    Right Certificate Holder Not Deemed a Stockholder           48

Section 18.    Concerning the Rights Agent                                 48


C-363972.12354.01018
                                      -I-

               TABLE OF CONTENTS (Continued)                             Page
                                                                         -----
Section 19.    Merger or Consolidation or Change of Name
               of Rights Agent                                             49

Section 20.    Duties of Rights Agent                                      50

Section 21.    Change of Rights Agent                                      54

Section 22.    Issuance of New Right Certificates                          56

Section 23.    Redemption                                                  57

Section 24.    Exchange                                                    58

Section 25.    Notice of Certain Events                                    61

Section 26.    Notices                                                     62

Section 27.    Supplements and Amendments                                  63

Section 28.    Successors                                                  64

Section 29.    Benefits of this Agreement                                  64

Section 30.    Determinations and Actions by the Board of Directors        65

Section 31.    Severability                                                66

Section 32.    Governing Law                                               66

Section 33.    Counterparts                                                66

Section 34.    Descriptive Headings                                        66



C-363972.12354.01018
                                      -II-

                                     Exhibit 4


                                  RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of January 22, 1997 (this "Agreement"), between Integon Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York trust company (the "Rights Agent").

     The Board of Directors of the Company (the "Board of Directors") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on February 11, 1997 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a share (subject to adjustment as provided herein) of Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) and, to the extent provided in Section 22 hereof, with respect to each share of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, in addition to the terms defined in the recitals hereof and elsewhere herein, the following terms have the meanings indicated:
     (a) "Acquiring Person" shall mean any Person (as hereinafter defined) that, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and if such Person as promptly as practicable divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.
Notwithstanding the foregoing, (i) if a Person would be deemed an "Acquiring Person" upon the adoption of this Agreement, such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement unless and until such Person acquires Beneficial Ownership of any additional shares of Common Stock after the date of this Agreement other than pursuant to any employee or directors benefit plan of the Company or any Subsidiary of the Company or upon the reinvestment of any dividends pursuant to any dividend reinvestment plan of the Company, and (ii) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 20% or more of the shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to any employee or directors benefit plan of the Company or any Subsidiary of the Company or upon the reinvestment of any dividends pursuant to any dividend reinvestment plan of the Company), then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional shares of Common Stock such Person does not beneficially own 20% or more of the shares of Common Stock then outstanding.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "Beneficial Owner" of, shall he deemed to have "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

     (i) that such Person or any of such Person's Affiliates or Associates "beneficially owns," directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

     (ii) that such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of any such agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company;
     provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of or to "beneficially own," (x) any security in the course of engaging in business as an underwriter of securities, solely by reason of having acquired such security through such Person's participation in good faith in a firm commitment underwriting of securities of the Company, until the expiration of 40 days after the date of acquisition, or
(y) solely by reason of such Person's status or authority as an officer, director or employee of an Exempt Person, any security "beneficially owned" (including, without limitation, in a fiduciary capacity) by an Exempt Person or by any other such officer, director or employee of an Exempt Person. Notwithstanding any provision contained herein to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company at any particular time, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

     (e) "Close of Business" on any given date shall mean 5:00 p.m., Winston-Salem, North Carolina time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Winston-Salem, North Carolina time, on the next succeeding Business Day.

     (f) "Common Stock" when used with reference to the Company shall mean the Common Stock, presently par value $0.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

     (g) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (i) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

     (j) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

     (k) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (l) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (m) "NASDAQ" shall have the meaning set forth in Section 9(b) hereof.

     (n) "NASDAQ Stock Market" shall mean the stock market operated by the National Association of Securities Dealers, Inc.

     (o) "Person" shall mean any individual, firm, corporation, partnership, trust or other entity, and shall include any successor (by merger or otherwise) to such entity.

     (p) "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

     (q) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

     (r) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

     (s) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

     (t) "Right Certificates" shall have the meaning set forth in Section 3(a) hereof.

     (u) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (v) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii)hereof.

     (w) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

     (x) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

     (y) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Right Certificates.

     (a) Until the Close of Business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any such Person becoming the Beneficial Owner of shares of Common Stock aggregating 20% or more of the Common Stock then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights shall be transferable only in connection with the transfer of the underlying Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Rights Agent will send or cause to be sent by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such certificates registered in the names of the holders thereof, and the registered holders of such Common Stock certificates shall also be the registered holders of the associated Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

     (c) Unless the Board of Directors by resolution adopted at or before the time of issuance (including pursuant to the exercise of rights under the Company's employee benefit plans) of any shares of Common Stock specifies to the contrary, Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates issued for such shares of Common Stock (including, without limitation, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

              This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Integon Corporation and First Chicago Trust Company of New York, dated as of January 22, 1997, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Integon Corporation Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Integon Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and certain transferees thereof may become null and void and may no longer be transferable.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding. Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or the NASDAQ Stock Market, or to conform to usage. Subject to the provisions of Sections 11, 13 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant to Section 3 or Section 22 hereof or upon transfer, exchange, replacement or adjustment that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or at the same time the Acquiring Person becomes such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of the provisions of Section 7(e) hereof, and any Right Certificate issued upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

              The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void under the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

     Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or Treasurer or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights

Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 4(b), 7(e), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or other securities, assets or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right
Certificate  until the  registered  holder shall have  completed  and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 24 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to, or upon the order of, the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights,  Purchase Price;  Expiration Date of Rights.
(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time on or after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one- thousandths of a share of Preferred Stock (or other securities, assets or property, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on January 22, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the earliest of the times described in clauses (i), (ii) and (iii) above being herein referred to as the "Expiration Date").

     (b) The Purchase Price shall initially be $70.00 for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of shares of Preferred Stock or other securities, assets or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in

Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

     (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Preferred Stock (or other securities, assets or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is also the transfer agent for the Preferred Stock) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company in its sole discretion shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding (whether or not in writing)
regarding the transferred Rights or (II) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding that has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right
Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become, or upon any such transfer would become, void pursuant to the provisions of this Section 7(e), and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become, or upon any such transfer would become, void pursuant to the provisions of this Section 7(e) shall be cancelled.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, (ii) indicated a negative response to clauses (1) and (2) of the certificate contained in the form of assignment set forth on the reverse side of the Right Certificate and

(iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliate or Associate thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Availability of Shares of Preferred Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury (and, after the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, out of its authorized and unissued Common Stock and/or other securities or any shares of Common Stock and/or other securities held in its treasury), the number of shares of Preferred Stock (and, after the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, the number of shares of Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) So long as the shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, shares of Common Stock and/or other securities, as the case may be) issuable and deliverable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange or on the NASDAQ Stock Market or included for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any other transaction reporting system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange or on the NASDAQ Stock Market or included for quotation on any such transaction reporting system, upon official notice of issuance upon such exercise.

     (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, shares of Common Stock and/or other securities, as the case may be) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a
Section 13 Event, shares of Common Stock and/or other securities, as the case may be) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, shares of Common Stock and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

shares of Common Stock or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of Common Stock or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock or other capital stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or other capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

     (ii) Subject to Section 24 of this Agreement, in the event that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person (other than pursuant to a transaction to which the provisions of Section 13 apply), then, upon the first occurrence of such event (a "Section 11(a)(ii) Event"), each holder of a Right, except as otherwise provided in this Section 11 and in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one- thousandths of a share of Preferred Stock for which a Right is then exercisable in accordance with the terms of this Agreement, and in lieu of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and (y) dividing that product (which, following the first occurrence of a Section 11(a)(ii) Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this

Agreement) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such Section 11(a)(ii) Event (such result being hereinafter referred to as the "Adjustment Shares"). From and after the time of occurrence of a Section 13 Event, any Rights that theretofore have not been exercised pursuant to this
Section  11(a)(ii)  shall  thereafter be  exercisable  only in  accordance  with
Section 13 and not pursuant to this Section 11(a)(ii).

     (iii) In lieu of issuing shares of Common Stock in accordance with Section 11(a)(ii) hereof, the Company may, acting by resolution of the Board of Directors, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Company shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party: (A) determine the excess (such excess, the "Spread") of (1) the value of the Adjustment Shares issuable upon the exercise of a Right in accordance with Section 11(a)(ii) hereof (the "Current Value") over (2) the Purchase Price (as adjusted in accordance with Section 11(a)(ii) hereof), and (B) with respect to each Right (other than Rights that have become void pursuant to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) shares of preferred stock or other equity securities of the Company (including, without limitation, shares, or one-one thousandths of shares, of Preferred Stock and other shares, or units of shares, of preferred stock that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of preferred stock or other equity securities or units thereof are hereinafter referred to as "Common Stock equivalents"), (4) debt securities of the Company,
(5) other assets, or (6) any combination of the foregoing having a value that, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date of the first occurrence of a Section 11(a)(ii) Event (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the applicable Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, after the occurrence of a Section 11(a)(ii) Event, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this
Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d) hereof) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Stock equivalent" shall be deemed to equal the current per share market price of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

     (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred stock) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock and/or equivalent preferred stock that the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights. Shares of Preferred Stock and equivalent preferred stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

     (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

     (d) (i) Except as otherwise provided in subparagraph (ii) of this Section 11(d), for the purpose of any computation hereunder, the "current per share market price" of the Common Stock, the Preferred Stock or any other security (a "Security" for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of any Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading (or on the NASDAQ Stock Market, if the Security is listed or admitted to trading thereon), or, if the Security is not listed or admitted to trading on any national securities exchange or on the NASDAQ Stock Market, the last quoted price or, if not so quoted, the average,of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading or the NASDAQ Stock Market is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange or on the NASDAQ Stock Market, a Business Day. If a Security is not publicly held or so listed or traded, then the "current per share market price" of such Security shall mean the fair value per share as determined in good faith by the

Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights.

     (ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly held or so listed or traded, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly held or so listed or traded but the Common Stock is publicly held or so listed or traded, the "current per share market price" of a share of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock (as determined pursuant to Section 11(d) hereof) multiplied by one thousand (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, then the "current per share market price" of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten- thousandth of a share of Preferred Stock or other share or security, as the case may be.
Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Expiration Date.

     (f) If as a result of an  adjustment  made  pursuant  to  Section  11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of a Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities, assets or property, as the case may be) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company  shall have  exercised  its  election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase

Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock that were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

     (n) In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common

Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then in such case, (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event and
(B) action shall be taken such that each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
Section 11(n) shall be made successively whenever a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (o) The Company agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock and the Preferred Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or to give such notice shall not affect the validity, force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earnings Power. (a) In the event (a "Section 13 Event") that, at any time following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that: (A) each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one- thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one one- thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by (2) 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b)  "Principal Party" shall mean

     (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to such merger or consolidation, if such Person survives such merger or consolidation, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, (y) in the case of a merger, if the Person that is the other party to such merger does not survive such merger, the Person that does survive such merger (including the Company if it survives) or (z) in the case of a consolidation, the Person resulting from such consolidation; and

     (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided,  however,  that in any such case  described in the  foregoing  clauses
(b)(i) and (b)(ii), (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person; and (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding.

     (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in


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
Sections 13(a) and (b) hereof and further providing that, as soon as practicable after the date of such consolidation, merger, sale or transfer, the Principal Party will:

     (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

     (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, on another national securities exchange or on the NASDAQ Stock Market, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange, such other securities exchange or the NASDAQ Stock Market, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on a national securities exchange or on the NASDAQ Stock Market, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on or reported by NASDAQ or such other system then in use;

     (iii) deliver to holders of the Rights historical financial statements for the Principal Party and its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

     (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive such mergers, consolidations, sales or transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     (d) The Company covenants and agrees that it will not, at any time after the Stock Acquisition Date, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if at the time of or after such consolidation, merger, sale, transfer or other transaction there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

              Section 14.  Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading (or on the NASDAQ Stock Market, if the Security is listed or admitted to trading thereon), or, if the Rights are not listed or admitted to trading on any national securities exchange or on the NASDAQ Stock Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

     (c) the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its officers, employees, agents and directors for, and to hold each of them harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such indemnified party in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     (b) The Rights Agent shall be protected by the Company and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


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
     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Affiliate or Associate thereof and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed in good faith by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.


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
     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate, furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly and validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed in good faith by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its obligations under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state thereof, in good standing, that is authorized under such


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
laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock options,
(ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, and may, in any other case if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Right Certificates shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Right Certificates would be issued, and (y) no such Right Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof.

     Section 23. Redemption. (a) The Board of Directors may, by resolution adopted at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (subject to extension by the Board of Directors as provided in Section 27 hereof) and (ii) the Final Expiration Date, elect to cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if the Board of Directors authorizes redemption of the Rights in either of the circumstances set forth in clauses (x) or (y) below, such authorization shall require the concurrence of a two-thirds majority of the Board of

Directors: (x) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (y) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Section 11(a)(ii) Event or a Section 13 Event. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current per share market price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

     (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

     Section 24. Exchange. (a) The Board of Directors may, at its option, by resolution adopted at any time after any Person becomes an Acquiring Person, cause the Company to exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding.

     (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common

Stock equal to the number of Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

     (c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof (or equivalent preferred stock, as such term is defined in Section 11(b) hereof) having an aggregate current per share market price (determined pursuant to Section 11(d) hereof) equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the effective date of such exchange.


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
     (d) The Company shall not, in connection with any exchange pursuant to this
Section 24, be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     (e) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon exchange of the Rights.

     Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Stock or to make any other distribution to the holders of the Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification


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
involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.


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such event and the consequences of such event to holders of Rights under Section
11(a)(ii) hereof, and (ii) all references in Section 25(a) to Preferred Stock shall be deemed thereafter to refer also to Common Stock and, if appropriate, other securities issuable in respect of the Rights.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                  Integon Corporation
                                  500 West Fifth Street
                                  Winston-Salem, North Carolina 27152
                                  Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                             First Chicago Trust Company of New York
                             525 Washington Boulevard, Suite 4660
                             Jersey City, NJ  07310
                             Attn:  Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


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
     Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. Without limiting the foregoing, the Company may at any time for so long as the Rights are then redeemable, amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (x) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company or an Exempt Person) and (y) 10%. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to
(i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein,
(iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such, and no such amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Agreement to the contrary, (1) no supplement or amendment shall be made that decreases the Redemption Price, (2) no supplement or amendment that changes the rights or duties of the Rights Agent shall be made


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
without the consent of the Rights Agent, and (3) no supplement or amendment shall be made at any time after the first occurrence of an event described in clauses (x) and (y) of the proviso set forth in Section 23(a) hereof unless such supplement or amendment shall have been approved by a two-thirds majority of the Board of Directors. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

     Section 30. Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the


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
administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith (with, where specifically provided for herein, the concurrence of a two-thirds majority of the Board of Directors), shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and
(y) not subject the Board of Directors to any liability to the holders of the Rights. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware or New York and for all purposes shall be governed by and construed in accordance with the


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laws of such State  applicable  to contracts to be made and  performed  entirely within such State.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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







IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                               INTEGON CORPORATION


                              By: /s/ John B. Yorke
                              ---------------------

                               Name: John B. Yorke

              Title: Vice President, Corporate General Counsel and
                                    Secretary



                     FIRST CHICAGO TRUST COMPANY OF NEW YORK


                            By: /s/ James R. Kuzmich
                              ---------------------
                             Name: James R. Kuzmich

                         Title: Customer Service Officer

                                                                 Exhibit A

                                      FORM OF

                            CERTIFICATE OF DESIGNATIONS

                                         of

                   SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                         of

                                INTEGON CORPORATION

               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware

               Integon Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

               That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on January 22, 1997 adopted the following resolution creating a series of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

               RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock designated as Series A Junior Participating Preferred Stock, $0.01 par value per share, be, and it hereby is, created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the provisions in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are as follows:


                   Series A Junior Participating Preferred Stock

               1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as "Series A Junior Participating Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however,

PAGE A-1
         that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               2.   Dividends and Distribution.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), and of any other shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the sum of (x) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and (y) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be one thousand (1000). In the event the Corporation shall at any time after January 22, 1997, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of

PAGE A-2

         $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

               (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof at any time to a number of votes equal to the Adjustment Number (as in effect at such time) on all matters submitted to a vote of the stockholders of the Corporation.

               (B) Except as otherwise provided herein, in the Certificate of Incorporation as from time to time amended, or by law, the holders of Series A Junior Participating Preferred Stock and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as otherwise provided herein, in the Certificate of Incorporation as from time to time amended, or by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

PAGE A-3

               4.   Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                        (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; or

                        (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

PAGE A-4

               5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement and cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

               6.  Liquidation, Dissolution or Winding Up.

               (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A
         Liquidation Preference and the Common Adjustment in respect of all outstanding shares of (1) Series A Junior Participating Preferred Stock and (2) Common Stock, respectively, (a) holders of Series A Junior Participating Preferred Stock and (b) holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to (x) the Series A Junior Participating Preferred Stock and (y) the Common Stock, on a per share basis, respectively.

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock

PAGE A-5
         shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

               8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

               9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

               10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a single class.

               11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.



PAGE A-6

               IN  WITNESS  WHEREOF,   we  have  executed  and  subscribed  this
         Certificate and do affirm the foregoing as true under the penalties of perjury this _____ day of _______, ____.


                                    INTEGON CORPORATION


                                    By:
                                   ---------------------
                                    Name:
                                   ---------------------
                                    Title:
                                   ---------------------


         Attest:


         ----------------------------------

         Name:  ___________________________

         Title: ___________________________




PAGE A-7

                                                                  Exhibit B

                             Form of Right Certificate

         Certificate No. R-                                       ______ Rights

              NOT EXERCISABLE AFTER JANUARY 22, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT ZERO PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF MAY BECOME NULL AND VOID AND MAY NO LONGER BE TRANSFERABLE. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.](1)


                                 Right Certificate

                                INTEGON CORPORATION

              This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 22, 1997, as the same may be amended from time to time (the "Rights Agreement"), between Integon Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Winston-Salem, North Carolina time, on January 22, 2007 at the office of the

          ________________________
         (1)The bracketed language shall be inserted only if applicable.

PAGE B-1

         Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $70.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 22, 1997 based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Section 11(a)(ii) Events and Section 13 Events (as such terms are defined in the Rights Agreement).

              This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

              This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

              Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.01 per share, or shares of Preferred Stock.

              No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be

PAGE B-2
         evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

              No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

              This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

              WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ________________.



         ATTEST:                         INTEGON CORPORATION


         By:                             By:
          -------------------            -------------------
         Name:                           Name:
          -------------------            -------------------
         Title:                          Title:
          -------------------            -------------------


         Countersigned:

         First Chicago Trust Company of New York


         By:
          -----------------------
             Authorized Signature



PAGE B-3

                      Form of Reverse Side of Right Certificate

                                 FORM OF ASSIGNMENT

           (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

              FOR VALUE RECEIVED_____________________ hereby sells, assigns and transfers unto _________________________________________________
          _______________________________________________________________
                    (Please print name and address of transferee)

          _______________________ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby
         irrevocably constitute  and  appoint___________________   Attorney, to
         transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


         Dated: ___________________


                                       ----------------------------------
                                       Signature

         Signature Guaranteed:




              Signatures must be guaranteed by an eligible guarantor institution (including banks, stockbrokers, savings and loan associations, clearing agencies and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


PAGE B-4

                                     Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

                   (1) This  Right  Certificate  [ ] is [ ] is not  being  sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                   (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


         Dated: ___________________


                                       ----------------------------------
                                       Signature

         Signature Guaranteed:




              Signatures must be guaranteed by an eligible guarantor institution (including banks, stockbrokers, savings and loan associations, clearing agencies and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


                                       NOTICE

              The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


PAGE B-5

                            FORM OF ELECTION TO PURCHASE
                            ___________________________

          (To be executed if holder desires to exercise Rights represented by the Right Certificate)

         To:  Integon Corporation

              The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

         Please insert social security or other identifying number:
          _________________________

          __________________________________________________
          __________________________________________________
                         (Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security or other identifying number:


                           (Please print name and address)

         Dated: ___________________


                                       ----------------------------------
                                       Signature

         Signature Guaranteed:


              Signatures must be guaranteed by an eligible guarantor institution (including banks, stockbrokers, savings and loan associations, clearing agencies and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


PAGE B-6

                                     Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

     (1) The Rights evidenced by the attached Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

     (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


      Dated: ___________________


                                       ----------------------------------
                                       Signature

         Signature Guaranteed:




              Signatures must be guaranteed by an eligible guarantor institution (including banks, stockbrokers, savings and loan associations, clearing agencies and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


                                        NOTICE
                                        ------

              The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


PAGE B-7

                                                                  Exhibit C


        UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT
        (REFERRED TO BELOW), RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON
       WHO IS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE
         THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND
         CERTAIN TRANSFEREES THEREOF MAY BECOME NULL AND VOID AND MAY NO
                             LONGER BE TRANSFERABLE.

                               Integon Corporation

                            SUMMARY OF RIGHTS TO PURCHASE
               SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


               On January 22, 1997, the Board of Directors of Integon Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The dividend is payable on February 11, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 22, 1997, as the same may be amended from time to time (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

               Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), with certain exceptions set forth below, has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. An Acquiring Person does not include (A) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company,


PAGE C-1

         (B) any person that would be deemed an "Acquiring Person" upon the adoption of the Rights Agreement, unless and until such person acquires beneficial ownership of any additional shares of Common Stock after the date of the Rights Agreement, other than pursuant to any employee or directors benefit plan or any dividend reinvestment plan of the Company, or (C) any person whose beneficial ownership of 20% or more of the outstanding shares of Common Stock results from an acquisition of shares of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such person to 20% or more of the shares of Common Stock then outstanding, unless such person thereafter become the beneficial owner of any additional shares of Common Stock, other than pursuant to any employee or directors benefit plan or any dividend reinvestment plan of the Company, and upon the consummation of such acquisition such person beneficially owns 20% or more of the shares of Common Stock then outstanding.

               The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

               The Rights are not exercisable until the Distribution Date. The Rights will expire on January 22, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

               The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
         (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

PAGE C-2

               The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

               Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Unless otherwise provided in connection with the creation of a subsequent series of preferred stock, the Preferred Stock will be subordinate to any other series of the Company's preferred stock. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of the liquidation of the Company, the holders of the Preferred Stock will be entitled to receive a minimum liquidation payment of $1000.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of
         Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

               In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon exercise of a Right at the then current Purchase Price, that number of shares of Common Stock (or other securities or property) having a market value of two times the Purchase Price.

               In the event that, after a person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

               At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the

PAGE C-3
         outstanding shares of Common Stock, the Board of Directors of the Company may cause the Company to exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-thousandth of a share of Preferred Stock, or shares of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right, subject to adjustment.

               No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

               At any time prior to the earlier of (i) the tenth day after the time that a person or group of affiliated or associated persons has become an Acquiring Person (subject to extension by the Board of Directors, with the approval of a majority of the Board of Directors) and (ii) the Final Expiration Date, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish, and, under certain circumstances, shall require the concurrence  of a  two-thirds  majority  of  the  Board  of  Directors.
         Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

               For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of 0.001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights. Amendments to the Rights Agreement after a person or group of affiliated or associated persons has become an Acquiring Person require the approval of a two-thirds majority of the Board of Directors.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


PAGE C-4

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 31, 1997. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.









C-363972.12354.01018
PAGE C-5